As Filed With The Securities And Exchange Commission On March 1, 1999


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         THE CHASE MANHATTAN CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                        13-2624428
(State or Other Jurisdiction of            (IRS Employer Identification Number)
 Incorporation or Organization)

                         The Chase Manhattan Corporation
                                 270 Park Avenue
                               New York, NY 10017
                                 (212) 270-6000
                    (Address of Principal Executive Offices)


                    The Chase Manhattan Value Sharing Program
                            (Full Title of the Plan)

                      Anthony J. Horan, Corporate Secretary
                         The Chase Manhattan Corporation
                                 270 Park Avenue
                               New York, NY 10017
                                 (212) 270-6000
                     (Name and Address of Agent for Service)

                        Copies of All Communications to:

                              Neila B. Radin, Esq.
                         The Chase Manhattan Corporation
                                 270 Park Avenue
                               New York, NY 10017
                                 (212) 270-6000

                         CALCULATION OF REGISTRATION FEE


                                          Proposed Maximum     Proposed Maximum
Title of Securities     Amount to be       Offering Price     Aggregate Offering      Amount of
 to be Registered        Registered         Per Share(1)          Price(1)        Registration Fee
 ----------------        ----------         ------------          --------        ----------------

   Common Stock      20,000,000 shares        $59.94           $1,198,800,000         $333,267


(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee and are based upon the maximum price at which options may be exercised.

     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to this Registration Statement also relates to the 4,375,960 shares of common stock remaining available for issuance as of January 31, 1999 under the Registration Statement on Form S-8 (No. 333-22451) previously filed by the Registrant and as to which a filing fee of $248,655.30 was paid. This Registration Statement constitutes Post-Effective Amendment No. 1 to that Registration Statement on Form S-8.

                                Explanatory Note

      This Registration Statement is solely for the registration of additional shares of common stock of The Chase Manhattan Corporation for issuance under the The Chase Manhattan Corporation -- Value Sharing Program (the "Plan"). Therefore, pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement relating to the Plan (No. 333-22451) are incorporated by reference into this Registration Statement.

Item 8.   Exhibits.


4.1 Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-07941) of The Chase Manhattan Corporation).

4.2 Certificate of Amendment of Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.2 to the Registration on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.3 Certificate of Designations of Fixed/Adjustable Rate Noncumulative Preferred Stock of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.4 By-laws of The Chase Manhattan Corporation, as amended through March 17, 1998 (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K for the year ended December 31, 1997 of The Chase Manhattan Corporation (File No. 1-5805)).

5 Opinion of counsel as to validity of the Shares of Common Stock to be issued.

23.1  Consent of auditors.

23.2  Consent of counsel (included in Exhibit 5).

24    Powers of Attorney.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 26th day of February, 1999.

                                               The Chase Manhattan Corporation


                                               By: /s/ Anthony J. Horan
                                               -------------------------------
                                                       Anthony J. Horan
                                                       Corporate Secretary


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature               Capacity                             Date
        ---------               --------                             ----

           *                    Chairman of the Board,         February 26, 1999
-------------------------       Chief Executive Officer
     Walter V. Shipley          and Director
                                (Principal Executive Officer)

           *                    President, Chief Operating     February 26, 1999
-------------------------
    Thomas G. Labrecque         Officer and Director

           *                    Vice Chairman of the Board     February 26, 1999
-------------------------       and Director
  William B. Harrison, Jr.

           *                    Director                       February 26, 1999
-------------------------
    Hans W. Becherer

           *                    Director                       February 26, 1999
-------------------------
  Frank A. Bennack, Jr.

           *                    Director                       February 26, 1999
-------------------------
  Susan V. Berresford

           *                    Director                       February 26, 1999
-------------------------
    M. Anthony Burns

           *                    Director                       February 26, 1999
-------------------------
   H. Laurance Fuller

           *
-------------------------       Director                       February 26, 1999
    Melvin R. Goodes


           *                    Director                       February 26, 1999
-------------------------
   William H. Gray III


           *                    Director                       February 26, 1999
-------------------------
    George V. Grune

           *                    Director                       February 26, 1999
-------------------------
     Harold S. Hook

           *                    Director                       February 26, 1999
-------------------------
    Helene L. Kaplan

           *                    Director                       February 26, 1999
-------------------------
    Henry B. Schacht

           *                    Director                       February 26, 1999
-------------------------
    Andrew C. Sigler

           *                    Director                       February 26, 1999
-------------------------
    John R. Stafford

           *                    Director                       February 26, 1999
-------------------------
   Marina v.N. Whitman

           *                    Vice Chairman Finance and      February 26, 1999
-------------------------       Risk Management
     Marc J. Shapiro            (Principal Financial Officer)

           *                    Executive Vice President       February 26, 1999
-------------------------       and Controller
    Joseph L. Sclafani          (Principal Accounting Officer)



----------
* Anthony J. Horan hereby signs this Registration Statement on Form S-8 on February 26, 1999 on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.

                                               By: /s/ Anthony J. Horan
                                               ---------------------------------
                                                       Anthony J. Horan
                                                       Corporate Secretary

                                  EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-8 (File No. 333-07941) of The Chase Manhattan Corporation).

4.2 Certificate of Amendment of Restated Certificate of Incorporation of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.2 to the Registration on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.3 Certificate of Designations of Fixed/Adjustable Rate Noncumulative Preferred Stock of The Chase Manhattan Corporation (incorporated by reference to Exhibit 3.3 to Registration Statement on Form S-3 (File No. 333-56573) of The Chase Manhattan Corporation).

4.4 By-laws of The Chase Manhattan Corporation, as amended through March 17, 1998 (incorporated by reference to Exhibit 3.2 of the Annual Report on Form 10-K for the year ended December 31, 1997 of The Chase Manhattan Corporation (File No. 1-5805)).

5 Opinion of counsel as to validity of the Shares of Common Stock to be issued.

23.1  Consent of auditors.

23.2  Consent of counsel (included in Exhibit 5).

24    Powers of Attorney.